Exhibit 10.8

Credit Facility Letter dated as of August 11, 2004 between Enhance Biotech, Inc. and Bioaccelerate, Inc.


                               Bioaccelerate Inc.

                                 August 11, 2004

Enhance Biotech, Inc.
712 Fifth Avenue, 19th Floor

New York, NY, 10019
Attn:  Chris Every, President and CEO

      Re:   Credit Facility

Gentlemen:

BIOACCELERATE INC ("BIOACCELERATE INC") is pleased to make available to Enhance Biotech, Inc. (the "Company") a senior, secured credit facility (the "Credit Facility"), pursuant to which BIOACCELERATE INC shall provide the Company one or more loans (each, a "Tranche") in the aggregate principal amount of up to Four Million Dollars ($4,000,000) dollars (the "Maximum Funded Amount"), subject to the terms and conditions as hereinafter provided in this letter agreement (this "Letter Agreement").

The First Tranche (the "Initial Tranche") will be payable to the Company or its Creditors on an as needed basis and will be provided and funded to the Company upon receipt of the following documents from the Company: (i) a grid promissory note (the "Note"), executed by an authorized officer of the Company evidencing the principal amount of funds available under the Credit Facility and the draw down of the Initial Tranche (in the form attached hereto as Exhibit A), (ii) a security agreement (the "Security Agreement") and other collateral documents pursuant to which certain assets and subsequently acquired assets of the Company shall be pledged to secure the repayment of the indebtedness evidenced by the Note (the "Security Documents"), executed by an authorized officer of the Company (in the form attached hereto as Exhibit B), (iii) the warrant (as defined herein), executed by an authorized officer of the Company, (iv) such other documents, each in form and substance satisfactory to BIOACCELERATE INC, as BIOACCELERATE INC shall reasonably request.

Subject to the conditions specified herein, additional Tranches shall be made available on as needed basis (each a "Funding Date"). Each Additional Tranche will be funded within two (2) business days following receipt by BIOACCELERATE INC on a Funding Date of a request for the funding of an Additional Tranche (each, a "Request") from the Company.

The Company covenants to use the proceeds of each Tranche solely for the purposes as set forth in the budget approved by the Company's Board and attached to the note on Annex A or as otherwise agreed with BIOACCELERATE INC. In connection with the foregoing covenant, BIOACCELERATE INC shall have the right (the "Audit and Demand Right"), subject to customary confidentiality provisions, at any time during the term of the Note and for such extended period of time as indebtedness remains outstanding under any Note to (a) audit and inspect the books and records of the Company for the purpose of determining the use of proceeds from any Tranche at reasonable times and with reasonable prior notice in accordance with the terms and conditions of the Note or (b) demand reasonable evidence from the Company that the Company is in compliance with the foregoing covenant, which evidence the Company shall provide to BIOACCELERATE INC promptly upon written request.

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

Notwithstanding anything to the contrary provided herein or elsewhere, BIOACCELERATE INC shall have no obligation to fund a Tranche if at the time a Request is received by BIOACCELERATE INC and prior to when the funds requested in the Tranche are sent, one or more of the following events shall have occurred and be continuing:

      (i) There shall be any material change in the business, properties, assets, results of operations, prospects or financial condition of the Company since January 31, 2004;

      (ii) The Company shall be in breach of or default under any material contract, license or other agreement or instrument and such breach has not been cured within 30 days of the Company's receipt of written notice of such breach; or

      (iii) There shall not have occurred and be continuing (a) any domestic or international event, act or occurrence which has materially disrupted, or is likely in the immediate future to materially disrupt, the securities markets;
(b) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; (c) any banking moratorium declared by a state or federal authority; (d) any moratorium declared in foreign exchange trading by major international banks or other persons ; (e) any material interruption in the mail service or other means of communication within the United States; or
(f) neither the Company nor any of its officers, directors and/or controlling shareholders have become the subject of or a named party in any investigation or action involving any regulatory or self-regulatory organization including, but not limited to, the SEC, the NASD or any state and/or federal agency (each as set forth in this clause (iii), a "Pro Rata Event").

As an inducement to BIOACCELERATE INC to provide the Credit Facility to the Company, the Company shall issue to BIOACCELERATE INC (on the date of the funding of the Initial Tranche) five (5) year warrants (the "Warrants") to purchase 1,500,000 shares of the Company's common stock (the "Common Stock"), at an exercise price of $3.00 per share (subject to adjustment for anti-dilution and other customary adjustments).

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same fall force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

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

Any notice, consent, request, or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested addressed to the Company, at its principal office as first provided above, Attention: Chris Every . And to BIOACCELERATE INC at its addressed provided above (or to such other address as either the Company and/or BIOACCELERATE INC shall provide in writing to the other party). Notices shall be deemed to have been given on the date of receipt by the other party.

                                    Very truly yours, BIOACCELERATE, INC.

                                    By: /s/  Lee Cole

                                        -------------------
                                        Name:  Lee Cole
                                        Title: CEO

Accepted and agreed as of the
date first appearing above


ENHANCE BIOTECH, INC.

By: /s/ Christopher Every

    -------------------------------
      Name:  Christopher Every
      Title: President and CEO

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

                                    EXHIBIT A

                                  FORM OF NOTE



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

                                    EXHIBIT B

                           FORM OF SECURITY AGREEMENT

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